UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
September 19, 2018

Integral Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-32917	98-0163519
State of Incorporation	Commission File Number	IRS Employer Identification No.

2605 Eastside Park Road Suite 1
Evansville, Indiana  44715
Address of principal executive offices

812-550-1770
Telephone number, including
Area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act
⁯[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
⁯[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
⁯[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [_]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 19, 2018, Eli Dusenbury resigned from his position as chief financial officer (CFO) of Integral Technologies, Inc. (the "Company").  The Board of Directors of the Company (the "Board") accepted Mr. Dusenbury's resignation at a meeting of the Board on the same day.  Mr. Dusenbury's resignation is not based on any disagreements or with the Company or with any of its accounting or filing practices or procedures.

Also effective on September 19, 2018, the Company appointed Michael R. Guzzetta as a consultant and CFO of the Company.  Mr. Guzzetta was previously serving as a consultant to management of the Company since June 1, 2018.  Mr. Guzzetta's professional experience prior to joining the Company is set forth below:

Michael R. Guzzetta.  Mr. Guzzetta, age 60, is a Certified Public Accountant with a practice located in Central & Northeast Ohio providing services including business and individual taxation, non-profit accounting, corporate policy and procedure development, business organization and consulting.  Prior to opening his practice he spent 20 years in corporate management in the communications and energy industries. He was appointed as a Chief Financial Officer for ProtoKinetix, Incorporated on November 14, 2017 and continues to serve in that position. Between 2014 and 2015, Mr. Guzzetta served as Treasurer and principal financial officer of Trans Energy Inc., a publicly traded energy company, where his responsibilities included corporate banking, risk management, maintaining fiscal control, budgeting, taxation and SEC reporting.  His prior positions include Midwest Region Business Manager for a Fortune 100 company and Controller for an energy marketing company.  Mr. Guzzetta also served as an Adjunct Professor at Stark State College and taught courses in accounting, finance, business management, and economics.  He is a graduate of Walsh University where he graduated Magna Cum Laude with a BA in Accounting.  He earned his MBA from Capital University in Columbus, Ohio.  Mr. Guzzetta has been a past member of both the Ohio Society of Certified Public Accountants and the American Institute of Certified Public Accountants.  He has served on the boards of the Canton Ballet, the ALS CARE Project and the Finance Committee of Stark County Board of Developmental Disabilities.

Prior to Mr. Guzzetta's appointment as CFO of the Company, the Company and Mr. Guzzetta entered into a consulting agreement as of May 15, 2018 to provide advisory and consulting services to management as part of the outsourced controller role, and to advise on and improve corporate governance compliance and procedures as well as support strategic partnership and financing initiatives with the Company's management (the "Agreement").  The Agreement provides for a one-year term through May 15, 2019 and is expected to be extended by both parties, with an automatic one year renewal thereafter on a year-to-year basis unless either the Company or Mr. Guzzetta provides the other with six months' notice of non-renewal.  The Agreement provides for a monthly consulting fee of $5,000.00 between June 1, 2018 and August 31, 2018, which is then increased to $6,000.00 per month starting September 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 24th day of September 2018.

Integral Technologies, Inc.

By:	/s/ Douglas Bathauer
Douglas Bathauer, Chief Executive Officer